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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC  20549



                                    FORM 8-A



               For Registration of Certain Classes of Securities
                   Pursuant to Section 12(b) or 12(g) of the
                        Securities Exchange Act of 1934


                             TAUBMAN CENTERS, INC.
             (Exact Name of Registrant as Specified in its Charter)


                     Michigan                                               38-2033632
     (State of Incorporation or Organization)                  (I.R.S. Employer Identification No.)


200 East Long Lake Rd., Bloomfield Hills, Michigan                            48304
     (Address of Principal Executive Offices)                               (Zip Code)


  If this form relates to the registration                      If this form relates to the registration
  of a class of securities pursuant to                          of a class of securities pursuant to
  Section 12(b) of the Exchange Act and is                      Section 12(g) of the Exchange Act and is
  effective pursuant to General Instruction                     effective pursuant to General Instruction
  A.(c), please check the following box /X/                     A.(d), please check the following box /  /
                                       ---                                                            ---

Securities to be registered pursuant to section 12(b) of the Act:



               Title of Each Class                                Name of Each Exchange on Which
               to be so Registered                                Each Class is to be Registered
               -------------------                            --------------------------------------
       8.30% Series A Cumulative Redeemable                     The New York Stock Exchange, Inc.
    Preferred Stock, par value $0.01 per share


Securities to be registered pursuant to Section 12(g) of the Act:


                                      None
                                (Title of Class)
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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         The required description of the Registrant's 8.30% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share (the "Preferred Stock"), is contained (i) in the Prospectus dated September 19, 1997, included in the Registrant's Registration Statement on Form S- 3 (Registration No. 333-35433), as amended, under the caption "Restrictions on Transfer," and (ii) in the related Prospectus Supplement dated September 30, 1997 (and filed with the Securites and Exchange Commission pursuant to Rule 424(b)(5) under the Securities Act of 1933) under the caption "Description of the Series A Preferred Stock," which description is hereby incorporated by reference.


ITEM 2.     EXHIBITS.

         The Preferred Stock is to be registered on the New York Stock Exchange. The Registrant's Common Stock, par value $0.01 per share, is also registered on the New York Stock Exchange. The following exhibits have been filed with the New York Stock Exchange:

         (1) Form of Amended and Restated Articles of Incorporation of Taubman Centers, Inc. (incorporated by reference to Exhibit 4(a) to Post-Effective Amendment No. 1 to Registration Statement on Form S-3 (File No. 333-35433) (the "Amendment");

         (2) Bylaws, as amended (incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the Quarter ended September 30, 1996);

         (3) Form of Amended and Restated Agreement of Limited Partnership of The Taubman Realty Group Limited Partnership, as amended through September 30, 1997 (incorporated by reference to Exhibit 4(c) to the Amendment); and

         (4) Form of Contribution and Acceptance of Preferred Equity, Designation of Series A Preferred Equity, and Establishment of Preferred Rate (incorporated by Reference to Exhibit 4(d) to the Amendment).


                                   SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                             TAUBMAN CENTERS, INC.


Date:    October 3, 1997                      By:  /s/ Richard B. McGlinn
                                                   -----------------------------
                                                   Richard B. McGlinn

                                              Its: Senior Vice President and
                                                   Chief Accounting Officer